Exhibit 23.2

April 9, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-11 of MVP REIT, Inc. of our report dated March 20, 2014 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
April 9, 2015